UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2019

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		713 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On April 30, 2019, PROS, Inc., a wholly-owned subsidiary of PROS Holdings, Inc. (the “Company”), entered into that certain Tenth Amendment (the “Amendment”) to the Credit Agreement, dated as of July 2, 2012 (the “Credit Agreement”), among PROS, Inc. as Borrower, several lenders from time to time parties thereto and Wells Fargo, National Association, as administrative agent.

The Amendment provides for amendments to, among other provisions, certain restrictive covenants and cross-default events of default to accommodate the Company’s private offering of $125 million aggregate principal amount of convertible senior notes due 2024 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and certain related capped call transactions.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment that is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

On May 2, 2019, the Company issued a press release regarding the pricing of a private placement of $125 million aggregate principal amount of 1.00% convertible senior notes due 2024 to be issued by the Company and sold pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Tenth Amendment to Credit Agreement, dated April 30, 2019, by and among PROS, Inc., Wells Fargo Bank, National Association, as administrative agent, and the Lenders party thereto.
99.1	Press Release dated May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: May 2, 2019
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Tenth Amendment to Credit Agreement, dated April 30, 2019, by and among PROS, Inc., Wells Fargo Bank, National Association, as administrative agent, and the Lenders party thereto.
99.1	Press Release dated May 2, 2019.